CHARTERED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

                    HARRIS FINANCIAL, INC.
                   Harrisburg, Pennsylvania

                 Fully Paid and Non-Assessable
                      Par Value $.01 Each


                                   The shares represented by this
                                   certificate are subject to
                                   restrictions, see reverse side


This certifies that ----------------------, is the owner of -----
-------- shares of common stock of Harris Financial, Inc., a Pennsylvania corporation.

     The shares evidenced by this certificate are transferable only on the books of Harris Financial, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

     IN WITNESS WHEREOF, Harris Financial, Inc. has caused this certificate to be executed, by the facsimile signatures of its duly authorized officers and has caused its a facsimile of its seal to be hereunto affixed.


By:---------------------------     By: --------------------------
          Secretary                            President

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     The shares of common stock evidenced by this certificate are subject to a limitation contained in the Articles of Incorporation of Harris Financial, Inc. (the "Company") to the effect that no person other than Harris Financial, MHC, the parent mutual holding company of the Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of (i) more than 10% of any class of any equity security of the Company or (ii) any securities convertible into more than 10% of any class of any equity security of the Company. This limitation shall not apply to (i) any offer with a view toward public resale made exclusively to the Company or underwriters or a selling group acting on its behalf, (ii) the purchase of shares by a tax-qualified employee stock benefit plan or arrangement of the Company or a subsidiary of the Company and any trustee of such a plan or arrangement, or (iii) any offer or acquisition approved in advance by the affirmative vote of 80% of the members of the Company's Board of Directors then in office. In the event shares are acquired in violation of this provision, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote.

     The Board of Directors of the Company is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this Certificate may not be cumulatively voted on any matter. The Articles of Incorporation require the affirmative vote of the holders of at least 75% of the voting stock of the Company, voting together as a single class, to amend certain provisions of the Articles of Incorporation.

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

          UNIF GIFT MIN ACT ---------- Custodian --------------
                              (Cust)                (Minor)

TEN COM   -as tenants in common

TEN ENT   -as tenants by the entities

JT TEN    -as joint tenants with right
           of survivorship and not as
           tenants in common

                Under Uniform Gifts to Minors Act

                ---------------------------------
                              (State)

        Additional abbreviations may also be used though
                     not in the above list.

For value received, -------------- hereby sell, assign and transfer unto.

-----------------------------------
|                                  |
-----------------------------------
PLEASE INSERT SOCIAL SECURITY NUMBER OF OTHER IDENTIFYING NUMBER


-----------------------------------------------------------------
     (Please print or typewriter name and address including
                  postal zip code of assignee)


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--------------------------------------- Shares of the Common
Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint --------------------- Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, ----------------------

In the presence of                 Signature


------------------------------     ------------------------------

NOTE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE
CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR
ENLARGEMENT, OR ANY CHANGE WHATEVER.

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